Filed Pursuant to Rule 424(b)(5)

File No. 333-208283

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value per share, of STORE Capital Corporation	16,100,000 shares(1)	$22.00	$354,200,000	$35,668(2)

(1)	Includes shares that the underwriters may purchase by exercising their option to purchase additional shares.
(2)	A filing fee of $35,668 has been transmitted to the SEC in connection with the securities offered pursuant to this prospectus supplement.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 1, 2015)

14,000,000 SHARES

COMMON STOCK

We are offering 14,000,000 shares of our common stock, $0.01 par value per share.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “STOR.” On December 1, 2015, the last sale price of our common stock as reported on the NYSE was $23.05 per share.

We have elected to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Shares of our common stock are subject to limitations on ownership and transfer that are intended, among other things, to assist us in maintaining our qualification as a REIT. Our charter also contains certain restrictions relating to the ownership and transfer of our common stock to assist us, among other purposes, in maintaining our qualification as a REIT, including, subject to certain exceptions, a 9.8% limit, in value or by number of shares, whichever is more restrictive, on the ownership of outstanding shares of our common stock and a 9.8% limit, in value, on the ownership of shares of all classes and series of our outstanding stock. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act, and, as such, are subject to reduced public company reporting requirements.

Investing in our common stock involves risks. See the matters referred to and discussed under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement for factors you should consider before investing in our common stock.

	Per Share	Total
Public offering price	$22.00	$308,000,000
Underwriting discounts and commissions(1)	$0.77	$10,780,000
Proceeds, before expenses, to us	$21.23	$297,220,000

(1)	We refer you to “Underwriting” beginning on page S-15 of this prospectus supplement for additional information regarding underwriting compensation.

The selling stockholder identified in this prospectus supplement has granted the underwriters the option, exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional 2,100,000 shares from the selling stockholder at the public offering price less the underwriting discounts and commissions.

Delivery of the shares of common stock will be made on or about December 7, 2015.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Goldman, Sachs & Co.	Credit Suisse	Morgan Stanley

BMO Capital Markets	Citigroup	KeyBanc Capital Markets	Wells Fargo Securities

Baird Raymond James	Cowen and Company Stifel	Ladenburg Thalmann SunTrust Robinson Humphrey

The date of this prospectus supplement is December 2, 2015

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any authorized free writing prospectus. We have not authorized anyone to provide you with other information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate, and this prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is correct as of any date other than the date of the document in which it is contained, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold pursuant to this prospectus supplement and the accompanying prospectus at a later date. Since the respective dates of such documents, our business, financial condition, results of operations and prospects may have changed. We can use this prospectus supplement to sell the securities only if it is accompanied by the prospectus.

TRADEMARKS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain references to our copyrights, trademarks and service marks and to those belonging to other entities. Solely for convenience, copyrights, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the © or ® or ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these copyrights, trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, copyrights, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

STATEMENT REGARDING INDUSTRY AND MARKET DATA

Any market or industry data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information they contain has been obtained from third-party sources we believe to be reliable. Our internal data and estimates are based upon our senior leadership team’s analysis of the target market and business sectors in which we operate, as well as information obtained from trade and business organizations and other contacts in our target market and business sectors, and such information has not been verified by any independent sources.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or documents incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement. In addition, information incorporated by reference after the date of this prospectus supplement or the accompanying prospectus may add, update or change information contained in this prospectus supplement or the accompanying prospectus. Any information in such subsequent filings that is inconsistent with this prospectus supplement or the accompanying prospectus will supersede the information in this prospectus supplement or the accompanying prospectus.

This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement together with the accompanying prospectus, all free writing prospectuses, if any, that we have authorized for use in connection with this offering and all documents incorporated by reference, and you should rely only on the information in such documents. The documents incorporated by reference into this prospectus supplement are identified under the caption “Information Incorporated by Reference” in this prospectus supplement.

Unless the context requires otherwise, the words “S | T | O | R | E,” “we,” “Company,” “us” and “our” refer to STORE Capital Corporation and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the information contained or referred to under the caption “Risk Factors” in this prospectus supplement, and our consolidated financial statements and the notes to those statements incorporated by reference in this prospectus supplement, before making an investment decision.

S | T | O | R | E

S | T | O | R | E is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, or STORE Properties, which is our target market and the inspiration for our name. A STORE Property is a real property location at which a company operates its business and generates sales and profits, which makes the location a profit center and, therefore, fundamentally important to that business.

S | T | O | R | E continues the investment activities of our senior leadership team, which has been investing in single-tenant operational real estate for over 35 years. We are one of the largest and fastest-growing net-lease REITs and own a large, well-diversified portfolio that consists of investments in 1,246 property locations operated by 288 customers across 46 states as of September 30, 2015. Our customers operate across a wide variety of industries within the service, retail and industrial sectors of the U.S. economy, with restaurants, health clubs, early childhood education centers, movie theaters and furniture stores representing the top industries in our portfolio.

Recent Developments

The following highlights key developments occurring after the close of our third quarter on September 30, 2015:

•	Acquisitions. Through November 25, 2015, we have made more than $1.0 billion of gross real estate investments during 2015. Our target acquisition volume for 2015 is approximately $1.1 billion, net of property sales.

•	Private Placement of Investment-Grade Senior Unsecured Notes. In November 2015, we closed our first offering of investment-grade senior unsecured notes in an aggregate principal amount of $175 million. The notes were issued in two series, $75 million of Series A Notes due November 2022 and $100 million of Series B Notes due November 2024. Both series of notes were rated BBB- by Fitch Ratings, Inc.

•	Cash and Debt Balances. As of November 25, 2015, our total outstanding consolidated indebtedness, including our recently issued senior unsecured notes, was approximately $1.9 billion, of which $99 million was drawn on our unsecured revolving credit facility, and total cash and cash equivalents were approximately $31 million.

Taxation as a Real Estate Investment Trust

We have elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, commencing with our initial taxable year ended December 31, 2011. To continue to qualify as a REIT, we must continue to meet certain tests which, among other things, generally require that our assets consist primarily of real estate assets, that our income be derived primarily from real estate assets and that we distribute at least 90% of our REIT taxable income (other than our net capital gains) to our stockholders annually.

Controlled Company

Prior to this offering, we have elected to be treated as a “controlled company” (within the meaning of the rules of the New York Stock Exchange, or NYSE) because more than 50% of our common stock has been owned directly by STORE Holding Company, LLC, or STORE Holding, who is the selling stockholder in this offering. STORE Holding is owned directly and indirectly by certain investment funds managed by Oaktree Capital Management, L.P., which is a global investment management firm specializing in alternative investments with approximately $100 billion in assets under management as of September 30, 2015. As a controlled company, we have been exempt from requirements to have (i) a majority of independent directors, (ii) a fully independent nominating and corporate governance committee with a written charter addressing the committee’s purpose and responsibilities and (iii) a fully independent compensation committee with a written charter addressing the committee’s purpose and responsibilities. In reliance on this exemption, a majority of our directors are not independent and we do not have a nominating and corporate governance committee or a compensation committee that is comprised entirely of independent directors, although we do have written charters that address each committee’s purpose and responsibilities. Immediately prior to this offering, STORE Holding owns approximately 57% of our common stock. If the underwriters elect to purchase 2,006,762 or more shares in this offering pursuant to their option to purchase additional shares from STORE Holding, then STORE Holding will beneficially own 50% or less of our common stock immediately following this offering and we will cease to be a controlled company. In that event, we will be required to comply with the provisions described above within one year after ceasing to be a controlled company. We currently expect that we will satisfy these requirements within the applicable transition periods. In addition, pursuant to our stockholders agreement with STORE Holding, STORE Holding currently has the right to nominate a majority of our board of directors, or five of our nine-member board of directors. However, if STORE Holding’s ownership of our common stock falls below 50% but is greater than or equal to 40%, then STORE Holding must take all necessary action to cause one of its designated members to offer to tender his resignation.

Emerging Growth Company Status

We currently qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and seeking stockholder approval of any golden parachute payments not previously approved. We have taken advantage of some of these exemptions during our 2015 fiscal year.

In addition, an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for all public companies that are not emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” until the earliest of (i) December 31, 2019, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of shares of our common stock that are held by non-

affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three year period. We will become a large accelerated filer on December 31, 2015. Accordingly, we will lose our “emerging growth company” status as of December 31, 2015.

Corporate Information

Our principal executive offices are located at 8501 East Princess Drive, Suite 190, Scottsdale, Arizona 85255. Our main telephone number is (480) 256-1100. Our Internet website is http://www.storecapital.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in or otherwise a part of this prospectus supplement.

THE OFFERING

Common stock we are offering	14,000,000 shares

Option to purchase additional shares of common stock from the selling stockholder	Up to 2,100,000 shares

Common stock to be outstanding immediately after this offering	140,858,765 shares

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $296.2 million, after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds to us from this offering as follows:

• approximately $99 million to repay amounts outstanding under our unsecured credit facilities, which we use to temporarily fund our real estate acquisitions; and

• the remainder to fund property acquisitions subject to purchase contracts in the ordinary course of our business.

We will not receive any of the proceeds from the sale of shares by the selling stockholder in this offering. We will pay all expenses incident to this offering, other than underwriting discounts and commissions on the sale of shares by the selling stockholder and certain out-of-pocket expenses of the selling stockholder.

See “Use of Proceeds” in this prospectus supplement.

NYSE ticker symbol	“STOR”

Risk factors	An investment in our common stock involves risks. You should carefully consider the matters referred to and discussed under the caption “Risk Factors” beginning on page S-7 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus prior to deciding whether to invest in our common stock.

U.S. federal income tax considerations	For the material U.S. federal income tax consequences of holding and disposing of shares of our common stock, see “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

The number of shares of our common stock outstanding after this offering is based on 126,858,765 shares outstanding as of November 30, 2015 and excludes, as of that date, (1) 252,907 shares of our common stock available for future grant under our 2012 Long-Term Incentive Plan; and (2) 6,468,110 shares of our common stock available for future grant under our 2015 Omnibus Equity Incentive Plan. See “Executive Compensation—2012 Long-Term Incentive Plan” and “—2015 Omnibus Equity Incentive Plan” in our 2015 proxy statement, which is incorporated by reference into this prospectus supplement.

Unless otherwise indicated, all information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase up to 2,100,000 additional shares of our common stock from the selling stockholder.

RISK FACTORS

Investing in our common stock involves risks. Before you invest in our common stock, you should carefully consider the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including “Part I—Item 1A. Risk Factors,” which is incorporated herein by reference, and the supplemental risk factors set forth below. You should also carefully consider all of the other information included or incorporated by reference in this prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations, prospects, and our ability to implement our investment strategy and to make or sustain distributions to our stockholders, which could result in a partial or complete loss of your investment in our common stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Ownership of Our Common Stock

Changes in market conditions and volatility of stock prices could adversely affect the market price of our common stock.

The stock markets, including the NYSE, on which we list our common stock, have experienced significant price and volume fluctuations. As a result, the market price of our common stock could be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. In addition to the risks discussed or referred to in this section, a number of factors could negatively affect the price per share of our common stock, including:

•	general market and economic conditions;

•	actual or anticipated variations in our quarterly operating results or dividends or our payment of dividends in shares of our common stock;

•	changes in our funds from operations or earnings estimates;

•	difficulties or inability to access capital or extend or refinance existing debt;

•	changes in market valuations of similar companies;

•	publication of research reports about us or the real estate industry;

•	the general reputation of real estate investment trusts and the attractiveness of their equity securities in comparison to other equity securities;

•	general stock and bond market conditions, including changes in interest rates on fixed income securities, that may lead prospective purchasers of our stock to demand a higher annual yield from future dividends;

•	a change in analyst ratings;

•	additions or departures of key management personnel;

•	adverse market reaction to any additional debt we may incur in the future;

•	speculation in the press or investment community;

•	terrorist activity which may adversely affect the markets in which our securities trade, possibly increasing market volatility and causing further erosion of business and consumer confidence and spending;

•	failure to continue to qualify as a REIT;

•	strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	failure to continue to satisfy listing requirements of the NYSE;

•	governmental regulatory action and changes in tax laws; and

•	the issuance of additional shares of our common stock, or the perception that such sales might occur.

Many of the factors listed above are beyond our control. These factors may cause the market price of shares of our common stock to decline, regardless of our financial condition, results of operations, business or prospects.

Furthermore, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with us in particular, and these fluctuations could materially reduce the price of our common stock and materially affect the value of your investment.

Because we have not identified in this prospectus supplement any specific properties to acquire with the net proceeds to us from this offering, you will be unable to evaluate the economic merits of investments we intend to make with such net proceeds before deciding to purchase our common stock.

We will have broad authority to invest the net proceeds to us from this offering in any real estate investments that we may identify in the future, and we may use those proceeds to make investments with which you may not agree. You will be unable to evaluate the economic merits of our properties before we invest in them and will be relying on our ability to select attractive investment properties. We also will have broad discretion in implementing policies regarding tenant creditworthiness, and you will not have the opportunity to evaluate potential tenants. In addition, our investment policies may be amended or revised from time to time at the discretion of our board of directors, without a vote of our stockholders. These factors will increase the uncertainty and the risk of investing in our common stock.

Although we intend to use the net proceeds to us from this offering to, among other things, acquire STORE Properties and lease them on a long-term net-lease basis, we cannot assure you that we will be able to do so on a profitable basis. Our failure to apply the net proceeds effectively or to find suitable properties to acquire in a timely manner or on acceptable terms could result in losses or returns that are substantially below expectations.

STORE Holding has substantial influence over our business, and its interests, and the interests of certain members of our management, may differ from our interests or those of our other stockholders.

Immediately following this offering, STORE Holding, which is directly and indirectly owned by certain investment funds managed by Oaktree Capital Management, L.P., will beneficially own approximately 51.4% of our common stock, or approximately 49.9% if the underwriters exercise in full their option to purchase additional shares from STORE Holding. Pursuant to our stockholders agreement with STORE Holding, so long as STORE Holding owns in excess of 50% of our common stock, it will have the power to elect a majority of our directors and, consequently, elect our executive officers, set our management policies and exercise overall control over us and our subsidiaries. Under the stockholders agreement, if STORE Holding’s ownership of our common stock falls below 50% but is greater than or equal to 40%, then STORE Holding must take all necessary action to cause one of its designated members to offer to tender his resignation. Even if the underwriters fully exercise their option to purchase additional shares and STORE Holding’s beneficial ownership of our common stock is reduced to 49.9% following this offering, STORE Holding will in effect continue to have the ability to exert influence over our management and policies even though it will no longer beneficially own a majority of our outstanding common stock.

The interests of STORE Holding may differ from the interests of our other stockholders, and the concentration of stock ownership held by STORE Holding will limit other stockholders’

ability to influence corporate matters. In addition, certain members of our management have certain ownership interests in STORE Holding, which may cause them to have interests that differ from our other stockholders. The concentration of ownership and voting power of STORE Holding may also delay, defer or even prevent an acquisition by a third party or other change of control of us and may make some transactions more difficult or impossible without the support of STORE Holding, even if such events are in the best interests of our other stockholders. The concentration of voting power that STORE Holding has may have an adverse effect on the price of our common stock. As a result of this concentration, we may take actions that our other stockholders do not view as beneficial, which may adversely affect our results of operations and financial condition and cause the value of your investment in us to decline.

A substantial portion of our total outstanding common stock may be sold into the market at any time following this offering. This could cause the market price of our common stock to drop significantly, even if our business is doing well, and make it difficult to for us to sell equity securities in the future.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it difficult for us to sell equity securities in the future at times or prices that we deem appropriate. Immediately after the consummation of this offering, we will have 140,858,765 shares of common stock outstanding.

At the consummation of this offering, 72,436,144 shares of our common stock will be held by STORE Holding. In accordance with the registration rights agreement we entered into with STORE Holding, we will file a registration statement on Form S-3 under the Securities Act pursuant to which STORE Holding may offer and sell from time to time shares of our common stock held by STORE Holding. Such Form S-3 registration statement will automatically become effective upon filing. These shares are also eligible for sale in the public market in accordance with and subject to the limitation on sales by affiliates as provided in Rule 144 under the Securities Act.

STORE Holding has informed us that it is actively exploring a margin loan pursuant to which it would pledge as collateral or otherwise grant a security interest in shares of our common stock held by STORE Holding. The lock-up agreement that STORE Holding has executed in connection with this offering, which generally prohibits STORE Holding from offering or selling shares of our common stock during the 45 days following the date of this prospectus supplement without the prior consent of the representatives of the underwriters, does not prohibit STORE Holding from entering into such a margin loan or the exercise of remedies against any shares pledged pursuant to the loan. Accordingly, STORE Holding may pledge or otherwise grant a security interest in a substantial number of shares of our common stock, and any foreclosure upon those shares could result in sales of a substantial number of shares of our common stock in the public market, which could significantly decrease the market price of our common stock.

We filed a registration statement on Form S-8 under the Securities Act to register the offer and sale of up to 7,314,221 shares of our common stock or securities convertible into or exchangeable for shares of our common stock that may be issued pursuant to our 2012 Long Term Incentive Plan and our 2015 Omnibus Equity Incentive Plan. Such Form S-8 registration statement automatically became effective upon filing. Accordingly, recipients of shares issued pursuant to such registration statement may generally freely resell those shares in the open market, subject to limitations in the case of any such recipients who are our affiliates.

Our charter authorizes us to issue up to 375,000,000 shares of common stock, and 125,000,000 shares of preferred stock, $0.01 par value per share. Moreover, under Maryland law and our charter, our board of directors has the power to increase the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue without stockholder approval.

Future offerings of debt, which would be senior to our common stock upon liquidation, or preferred equity securities that may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

In the future, we may issue debt or preferred equity securities. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings, including convertible preferred stock, may dilute the holdings of our existing stockholders or otherwise reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on distribution payments that could limit our ability to make distributions to holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to the “safe harbor” created by those sections. In particular, statements pertaining to our business and growth strategies, investment and leasing activities and trends in our business, including trends in the market for long-term net leases of freestanding, single-tenant properties contain forward-looking statements. When used in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words, and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.

Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general business and economic conditions;

•	continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the consumer price index;

•	other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

•	availability of suitable properties to acquire and our ability to acquire and lease those properties on favorable terms;

•	ability to renew leases, lease vacant space or re-lease space as existing leases expire or are terminated;

•	the degree and nature of our competition;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness;

•	access to debt and equity capital markets;

•	fluctuating interest rates;

•	availability of qualified personnel and our ability to retain our key management personnel;

•	changes in, or the failure or inability to comply with, government regulation, including Maryland laws;

•	failure to maintain our status as a REIT;

•	changes in the U.S. tax law and other U.S. laws, whether or not specific to REITs; and

•	additional factors, including but not limited to those set forth or referred to under the caption “Risk Factors” in this prospectus supplement, as well as other risk factors identified in other reports filed from time to time with the SEC and incorporated by reference into this prospectus supplement.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the document in which they are contained. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to publicly release the results of any revisions to any forward-looking statement that may be made to reflect events or circumstances after the date as of which that forward-looking statement speaks or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events included or incorporated by reference in this prospectus supplement might not occur as described, or at all.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 14,000,000 shares of common stock we are offering will be approximately $296.2 million, after deducting underwriting discounts and commissions and our estimated offering expenses.

We intend to use the net proceeds to us from this offering as follows:

•	approximately $99 million to repay amounts outstanding under our unsecured credit facilities which we use to temporarily fund our real estate acquisitions; and

•	the remainder to fund property acquisitions subject to purchase contracts in the ordinary course of our business.

Our unsecured revolving credit facility has a current maximum availability of $400 million (but includes an expanded accordion feature that allows the size of the facility to be increased up to $800 million), matures in September 2019 and includes a one-year extension option subject to certain conditions and the payment of a 0.15% extension fee. The facility bears interest at a rate equal to either the one-month LIBOR plus a leverage-based credit spread ranging from 1.35% to 2.15%, or a Base Rate, as defined in the related agreement, plus a leverage-based credit spread ranging from 0.35% to 1.15%. As of November 25, 2015, there was $99 million outstanding under the facility.

Pending the permanent use of the net proceeds to us from this offering, we intend to invest the net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with our intention to maintain our qualification as a REIT for federal income tax purposes.

We will not receive any of the proceeds from any sale of the shares by the selling stockholder in this offering. Pursuant to the registration rights agreement that we have entered into with the selling stockholder, we will pay all expenses incident to this offering, other than underwriting discounts and commissions on the sale of shares by the selling stockholder and certain out-of-pocket expenses of the selling stockholder.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2015:

•	on an actual basis;

•	on a pro forma basis to give effect to:

•	our draws of an additional aggregate of $72 million under our credit facility during the period from October 1, 2015 through November 25, 2015, which were primarily used to fund real estate acquisitions;

•	our payment, on October 15, 2015, of our third quarter dividend totaling $34.3 million;

•	our issuance and sale, on November 19, 2015, of $175 million aggregate principal amount of senior unsecured notes and our receipt of the net cash proceeds from such issuance, after deducting fees and expenses; and

•	our use of approximately $165 million of such net proceeds to repay a portion of the outstanding amount under our credit facility; and

•	on a pro forma as adjusted basis to give further effect to:

•	our issuance and sale of 14,000,000 shares of common stock in this offering and our receipt of net cash proceeds of approximately $296.2 million, after deducting underwriting discounts and commissions and our estimated offering expenses; and

•	our use of approximately $99 million of the net proceeds to us from such sale of common stock in this offering to repay the outstanding amount under our credit facility.

	As of September 30, 2015
(In thousands, except share and per share data)	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents(1)	$28,969	$36,631	$233,851

Debt:
Credit facility	$192,000	$99,000	$—
Senior unsecured notes	—	175,000	175,000
Non-recourse debt obligations of consolidated special purpose entities, net	1,635,886	1,635,886	1,635,886

Total debt	1,827,886	1,909,886	1,810,886

Stockholders’ equity:
Common stock, $0.01 par value per share; 375,000,000 shares authorized, actual and as adjusted; 126,858,765 shares issued and outstanding, actual and pro forma; 140,858,765 shares issued and outstanding, pro forma as adjusted	1,269	1,269	1,409
Capital in excess of par value	1,864,231	1,864,231	2,160,311
Distributions in excess of retained earnings	(89,493)	(89,493)	(89,493)
Accumulated other comprehensive loss	(486)	(486)	(486)

Total stockholders’ equity	1,775,521	1,775,521	2,071,741

Total capitalization	$3,603,407	$3,685,407	$3,882,627

(1)	The third quarter dividend was paid primarily from funds from our operations.

The table above should be read in conjunction with our consolidated financial statements and related notes incorporated by reference into this prospectus supplement. The actual and as adjusted number of shares of our common stock issued and outstanding as set forth in the table above excludes, as of September 30, 2015: (1) 252,907 shares of our common stock available for future grant under our 2012 Long-Term Incentive Plan; and (2) 6,468,110 shares of our common stock available for future grant under our 2015 Omnibus Equity Incentive Plan. See “Executive Compensation—2012 Long-Term Incentive Plan” and “—2015 Omnibus Equity Incentive Plan” in our 2015 proxy statement, which is incorporated by reference into this prospectus supplement.

THE SELLING STOCKHOLDER

STORE Holding, the selling stockholder in this offering, has granted the underwriters the option to purchase up to an additional 2,100,000 shares in this offering. The shares of common stock being offered by the selling stockholder were acquired by the selling stockholder prior to our initial public offering. For further information regarding material relationships and transactions between us and the selling stockholder, we refer you to the section of our 2015 proxy statement, which is incorporated by reference into this prospectus supplement, under the caption “Certain Relationships and Related Party Transactions.”

The following table sets forth the number of shares the selling stockholder is offering for sale in this offering and the selling stockholder’s beneficial ownership of our common stock before and after this offering. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. The address of the selling stockholder is c/o STORE Capital Corporation, 8501 East Princess Drive, Suite 190, Scottsdale, Arizona 85255.

	Shares Beneficially Owned Before this Offering		Number of Shares of Common Stock Offered Hereby(2)	Shares Beneficially Owned After this Offering
Name of selling stockholder	Number	Percentage(1)		Number(2)	Percentage(1)(2)
STORE Holding Company, LLC(3)	72,436,144	57.1%	—	72,436,144	51.4%

(1)	Based on 126,858,765 shares outstanding as of November 30, 2015.

(2)	The table above assumes that the underwriters do not exercise their option to purchase up to an additional 2,100,000 shares of common stock from the selling stockholder. If the underwriters fully exercise this option, the selling stockholder will beneficially own 70,336,144 shares of common stock, or approximately 49.9% of the number of shares of common stock outstanding, immediately after this offering.

(3)	The issued and outstanding units of STORE Holding consist of 983,826 Series A units, which are held as follows: 425,000 are held by OCM STR Holdings, L.P.; 312,500 are held by OCM STR Holdings II, L.P.; 137,776 are held by OCM STR Co-Invest 1, L.P.; and 108,550 are held by OCM STR Co-Invest 2, L.P.

The general partner of each of OCM STR Holdings, L.P. and OCM STR Holdings II, L.P. is OCM FIE, LLC. The managing member of OCM FIE, LLC is Oaktree Capital Management, L.P. The general partner of Oaktree Capital Management, L.P. is Oaktree Holdings, Inc. The sole shareholder of Oaktree Holdings, Inc. is Oaktree Capital Group, LLC. The duly elected manager of Oaktree Capital Group, LLC is Oaktree Capital Group Holdings GP, LLC. The members of Oaktree Capital Group Holdings GP, LLC are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank, Sheldon M. Stone, Larry W. Keele, Stephen A. Kaplan and David M. Kirchheimer. Each of the managing members, general partners, shareholder, unit holders and members described above disclaims beneficial ownership of any shares of common stock beneficially or of record owned by OCM STR Holdings, L.P. or OCM STR Holdings II, L.P., except to the extent of any pecuniary interest therein. The address for all of the entities and individuals identified above is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

The general partner of OCM STR Co-Invest 1, L.P. is Oaktree Real Estate Opportunities Fund V GP, L.P. The general partner of OCM STR Co-Invest 2, L.P. is Oaktree Real Estate Opportunities Fund VI GP, L.P. The general partner of each of Oaktree Real Estate Opportunities Fund V GP, L.P. and Oaktree Real Estate Opportunities Fund VI GP, L.P. is Oaktree Fund GP IIA, LLC. The managing member of Oaktree Fund GP IIA, LLC is Oaktree Fund GP II, L.P. The general partner of Oaktree Fund GP II, L.P. is Oaktree Capital II, L.P. The general partner of Oaktree Capital II, L.P. is Oaktree Holdings, Inc. The sole shareholder of Oaktree Holdings, Inc. is Oaktree Capital Group, LLC. The duly elected manager of Oaktree Capital Group, LLC is Oaktree Capital Group Holdings GP, LLC. The members of Oaktree Capital Group Holdings GP, LLC are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank, Sheldon M. Stone, Larry W. Keele, Stephen A. Kaplan and David M. Kirchheimer. Each of the general partners, managing members, shareholder, unit holders and members described above disclaims beneficial ownership of any shares of common stock beneficially or of record owned by OCM STR Co-Invest 1, L.P. or OCM STR Co-Invest 2, L.P., except to the extent of any pecuniary interest therein. The address for all of the entities and individuals identified above is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

UNDERWRITING

We, the selling stockholder and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman, Sachs & Co.	3,903,200
Credit Suisse Securities (USA) LLC	2,808,400
Morgan Stanley & Co. LLC	2,808,400
BMO Capital Markets Corp.	700,000
Citigroup Global Markets Inc.	700,000
KeyBanc Capital Markets Inc.	700,000
Wells Fargo Securities, LLC	700,000
Robert W. Baird & Co. Incorporated	280,000
Cowen and Company, LLC	280,000
Ladenburg Thalmann & Co. Inc.	280,000
Raymond James & Associates, Inc.	280,000
Stifel, Nicolaus & Company, Incorporated	280,000
SunTrust Robinson Humphrey, Inc.	280,000

Total	14,000,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 2,100,000 shares from the selling stockholder to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us and the selling stockholder. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to 2,100,000 additional shares from the selling stockholder.

	No Exercise	Full Exercise
Per Share	$0.77	$0.77
Total Paid by Us	$10,780,000	$10,780,000
Total Paid by the Selling Stockholder	$—	$1,617,000

We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $35,000. The underwriters have agreed to reimburse us for up to approximately $890,000 of expenses in connection with the offering.

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.462 per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We and our officers and directors and STORE Holding have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of the representatives of the underwriters. These agreements with our directors and officers and STORE Holding contain customary exceptions including, among others, the following, subject to certain restrictions:

•	certain bona fide gifts;

•	transfers in connection with certain change in control transactions;

•	the entry into certain trading plans under Rule 10b5-1, so long as, among other things, sales are not permitted to be made pursuant to such plans during the lock-up period; and

•	certain dispositions to satisfy tax withholding requirements.

In addition, the lock-up agreement executed by STORE Holding does not prohibit (1) the pledge, hypothecation or other granting of a security interest in any shares of our common stock by STORE Holding to one or more banks or financial institutions as collateral or security for any loan, advance or extension of credit; or (2) the exercise of remedies against such shares. STORE Holding has informed us that it is actively exploring such a margin loan.

The representatives, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Our common stock is listed on the NYSE under the symbol “STOR.”

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase shares in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, to be paid by us will be approximately $1.0 million. Pursuant to a registration rights agreement that we have entered into in connection with our initial public offering, we will bear certain expenses of the selling stockholder in connection with this offering.

We and the selling stockholder have agreed to indemnify the several underwriters and their control persons against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are the initial purchasers of the notes issued under our ABS conduit—STORE Master Funding. Credit Suisse Securities (USA) LLC is the sole structuring agent and bookrunner and also an initial purchaser of the notes issued under our ABS conduit—STORE Master Funding. Goldman, Sachs & Co. and Morgan Stanley & Co. LLC acted as placement agents in our private offering of senior unsecured notes in November 2015. In addition, KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC are joint lead arrangers and joint bookrunners, an affiliate of KeyBanc Capital Markets Inc. is administrative agent and a lender, an affiliate of Wells Fargo Securities, LLC is syndication agent and a lender, affiliates of BMO Capital Markets Corp. and SunTrust Robinson Humphrey, Inc. are co-document agents and lenders, and affiliates of Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Raymond James & Associates, Inc. are lenders, under our $400 million unsecured revolving credit facility. In their capacities as arrangers, bookrunners, agents and/or lenders under the credit facility, these underwriters or their affiliates have received, or will receive, certain customary fees and expense reimbursements in the ordinary course of business.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member

State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

The shares of common stock which are the subject of this prospectus supplement and the accompanying prospectus do not represent units in a collective investment scheme which is authorized or recognized by the Monetary Authority of Singapore (MAS) under Section 286 or 287 of the Securities and Futures Act (Chapter 289 of Singapore) (SFA) and this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the SFA. This prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of common stock will not be circulated or distributed, nor will shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than institutional investors as defined in Section 4A of the SFA or relevant regulations thereunder.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law), and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or Corporations Act, and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on these matters.

The Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement or the accompanying prospectus. The shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.

Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Venable LLP will pass on the validity of the common stock offered by this prospectus supplement. Kutak Rock LLP, Denver, Colorado will pass on certain tax matters for us. Latham & Watkins LLP, Chicago, Illinois, is counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of STORE Capital Corporation appearing in STORE Capital Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information we file with the SEC into this prospectus supplement and any accompanying prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information filed separately with the SEC subsequent to this prospectus supplement and prior to the termination of the particular offering referred to in this prospectus supplement will automatically be deemed to update and supersede this information. We are incorporating by reference into this prospectus supplement and the accompanying prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 10, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 filed with the SEC on May 15, 2015, August 14, 2015 and November 13, 2015, respectively;

•	our Current Reports on Form 8-K, filed on January 6, 2015, March 16, 2015, March 30, 2015, April 13, 2015, April 16, 2015 (excluding Item 7.01 and Exhibit 99.1), April 20, 2015, June 4, 2015, June 10, 2015, June 15, 2015, September 15, 2015, September 25, 2015 and November 23, 2015 (excluding Item 7.01 and Exhibit 99.1);

•	those portions of our Definitive Proxy Statement dated and filed with the SEC on April 22, 2015 that are incorporated by reference into our Annual Report referred to above;

•	the description of our common stock contained in the Registration Statement on Form 8-A, dated and filed with the SEC on November 12, 2014, including any amendments or reports filed with the SEC for the purpose of updating such description; and

•	any future filings we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement but prior to the termination of the applicable offering covered by this prospectus supplement.

Information that is “furnished” to the SEC shall not be deemed incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement is part.

Any statement made in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document that is incorporated by reference into this prospectus supplement, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon the written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus supplement. You should direct requests for those documents to:

STORE Capital Corporation

Attention: Investor Relations

8501 East Princess Drive, Suite 190

Scottsdale, Arizona 85255

(480) 256-1100

Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.storecapital.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Purchase Contracts

Units

Warrants

We may from time to time offer to sell, together or separately, in one or more offerings, the following securities:

•	shares of our common stock, $0.01 par value per share;

•	shares of our preferred stock, $0.01 par value per share;

•	debt securities;

•	depositary shares, which may represent a fractional interest in a share, or multiple shares, of a particular class or series of our preferred stock;

•	purchase contracts;

•	units; and

•	warrants to purchase common stock, preferred stock, depositary shares or debt securities.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the applicable accompanying prospectus supplement(s), including the documents incorporated by reference, carefully before you make your investment decision.

We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by selling security holders from time to time. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “STOR.” On November 30, 2015, the last reported sales price of our common stock on the NYSE was $22.76 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risk. You should carefully read and consider the risk factors included in periodic reports, the prospectus supplement relating to a specific offering of securities, and in other documents that we may file with the Securities and Exchange Commission. See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2015

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement, in any authorized free writing prospectus or incorporated by reference herein or therein. We have not authorized anyone to provide you with other information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is correct as of any date other than the date of the document in which it is contained, even though this prospectus and such prospectus supplement are delivered or securities are sold pursuant to the prospectus and such prospectus supplement at a later date. Since the respective dates of such documents, our business, financial condition, results of operations and prospects may have changed. We can use this prospectus to sell the securities only if it is accompanied by a prospectus supplement or a free writing prospectus.

TRADEMARKS

This prospectus and the documents incorporated by reference in this prospectus contain references to our copyrights, trademarks and service marks and to those belonging to other entities. Solely for convenience, copyrights, trademarks, trade names and service marks referred to in this prospectus may appear without the © or ® or ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these copyrights, trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, copyrights, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

STATEMENT REGARDING INDUSTRY AND MARKET DATA

Any market or industry data contained or incorporated by reference in this prospectus and any applicable prospectus supplement is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information they contain has been obtained from third-party sources we believe to be reliable. Our internal data and estimates are based upon our senior leadership team’s analysis of the target market and business sectors in which we operate, as well as information obtained from trade and business organizations and other contacts in our target market and business sectors, and such information has not been verified by any independent sources.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of the securities from time to time.

This prospectus provides you with a general description of the securities that may be offered by us and/or our selling security holders. Each time we or any selling security holder sells securities, we or the selling security holder will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement and any other offering materials may also add, update or change information contained in this prospectus or in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus and any prospectus supplement together with any additional information and any other offering materials (including a free writing prospectus) prepared by us or on our behalf, and you should rely only on the information contained or incorporated by reference in such documents. We have not authorized anyone to provide you with different information. You should also read and carefully consider the information in the documents we have referred you to under “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus or any related prospectus supplement may add, update or change information contained in this prospectus or such prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus or any such prospectus supplement will supersede the information in this prospectus or such prospectus supplement.

We may offer the securities directly, through agents, or to or through underwriters or dealers. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” below for more information on this topic. No securities may be sold without delivery of a prospectus supplement or a free writing prospectus describing the method and terms of the offering of those securities.

Unless the context requires otherwise, the words “S | T | O | R | E,” “we,” “Company,” “us” and “our” refer to STORE Capital Corporation and its subsidiaries.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information we file with the SEC into this prospectus and any accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information filed separately with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We are incorporating by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 10, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015, and September 30, 2015 filed with the SEC on May 15, 2015, August 14, 2015, and November 13, 2015, respectively;

•	our Current Reports on Form 8-K, filed on January 6, 2015, March 16, 2015, March 30, 2015, April 13, 2015, April 16, 2015 (excluding Item 7.01 and Exhibit 99.1), April 20, 2015, June 4, 2015, June 10, 2015, June 15, 2015, September 15, 2015, September 25, 2015 and November 23, 2015 (excluding Item 7.01 and Exhibit 99.1);

•	those portions of our Definitive Proxy Statement dated and filed with the SEC on April 22, 2015 that are incorporated by reference into our Annual Report referred to above;

•	the description of our common stock contained in the Registration Statement on Form 8-A, dated and filed with the SEC on November 12, 2014, including any amendments or reports filed with the SEC for the purpose of updating such description; and

•	any future filings we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus but prior to the termination of the applicable offering covered by this prospectus.

Information that is “furnished” to the SEC shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is part.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus. You should direct requests for those documents to:

STORE Capital Corporation

Attention: Investor Relations

8501 East Princess Drive, Suite 190 Scottsdale, Arizona 85255

(480) 256-1100

Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.storecapital.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement and any prospectus supplement, does not contain all of the information in the registration statement and the exhibits to the registration statement. For further information with respect to us, the selling security holder and our common stock, we refer you to the registration statement and to the exhibits to the registration statement. Statements contained in this prospectus about the contents of any contract or any other document may not necessarily be complete, and, in each instance, we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

We are subject to the information reporting requirements of the Exchange Act, as amended, and we file reports, proxy statements and other information with the SEC. You may read and copy such reports, proxy statements and other information, as well as the registration statement of which this prospectus is a part, at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of the registration statement and such reports, proxy statements and information by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that is filed electronically with the SEC. You may access our reports, proxy statements and other information, as well as the registration statement of which this prospectus is a part, at the SEC’s Internet website.

Our shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “STOR.” We maintain a website at www.storecapital.com, where investors can find press releases, financial filings and other information about us. The reference to our website does not constitute incorporation by reference of the information contained at, or that can be accessed through, the site, and you should not consider it a part of this prospectus or any other document we file with or furnish to the SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and of Section 21E of the Exchange Act, that are subject to the “safe harbor” created by those sections. In particular, statements pertaining to our business and growth strategies, investment and leasing activities and trends in our business, including trends in the market for long-term net leases of freestanding, single-tenant properties contain forward-looking statements. When used in this prospectus or the documents incorporated by reference in this prospectus, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.

Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general business and economic conditions;

•	continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the consumer price index;

•	other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

•	availability of suitable properties to acquire and our ability to acquire and lease those properties on favorable terms;

•	ability to renew leases, lease vacant space or re-lease space as existing leases expire or are terminated;

•	the degree and nature of our competition;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness;

•	access to debt and equity capital markets;

•	fluctuating interest rates;

•	availability of qualified personnel and our ability to retain our key management personnel;

•	changes in, or the failure or inability to comply with, government regulation, including Maryland laws;

•	failure to maintain our status as a real estate investment trust (“REIT”);

•	changes in the United States (“U.S.”) tax law and other U.S. laws, whether or not specific to REITs; and

•	additional factors, including but not limited to those set forth or referred to under the caption “Risk Factors” in this prospectus and the factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including “Part I—Item 1A. Risk Factors,” as well as other risk factors identified in our other reports filed from time to time with the SEC and incorporated by reference herein and in any prospectus supplement.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the document in which they are contained. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to publicly release the results of any revisions to any forward-looking statement that may be made to reflect events or circumstances after the date as of which that forward-looking statement speaks or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events included or incorporated by reference in this prospectus might not occur as described, or at all.

S | T | O | R | E

We were formed in 2011 as an internally managed net-lease REIT that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, or STORE Properties, which is our target market and the inspiration for our name. A STORE Property is a real property location at which a company operates its business and generates sales and profits, which makes the location a profit center and, therefore, fundamentally important to that business. Examples of STORE Properties include restaurants, early childhood education centers, health clubs, movie theaters, sporting goods stores, furniture stores and colleges and professional schools. By acquiring the real estate from the operators and then leasing the real estate back to them, they become our long-term tenants, and we refer to them as our customers. We provide a source of long-term capital to our customers by enabling them to avoid the need to incur debt and employ equity in order to finance the real estate that is essential to their business.

We are a Maryland corporation organized as a REIT. As a REIT, we will generally not be subject to federal income tax to the extent that we distribute all of our taxable income to our stockholders and meet other requirements.

The growth of the Company from inception in May 2011 until November 2014 was privately funded by STORE Holding Company, LLC, a Delaware limited liability company (“STORE Holding”), all of which is owned, directly or indirectly, by certain investment funds managed by Oaktree Capital Management, L.P. In November 2014, the Company became publicly traded on the NYSE and now our common stock trades under the NYSE ticker symbol “STOR.”

Since our inception in 2011, we have selectively originated a real estate investment portfolio totaling $3.7 billion in investments, consisting of 1,246 property locations across 46 states as of September 30, 2015. All of the real estate we acquire is held by our wholly-owned subsidiaries, many of which are special purpose, bankruptcy remote entities formed to facilitate the financing of our real estate. We predominantly acquire our single-tenant properties directly from our customers in sale-leaseback transactions where our customers sell us their operating properties and then simultaneously enter into long-term triple-net leases with us to lease the properties back.

We are headquartered in Scottsdale, Arizona. Our principal executive offices are located at 8501 East Princess Drive, Suite 190, Scottsdale, Arizona 85255. Our telephone number is (480) 256-1100. On our website, www.storecapital.com, investors can find press releases, financial filings and other information about us.

RISK FACTORS

Investing in these securities involves risk. Before you invest in the securities, you should carefully consider all of the risk factors incorporated by reference in this prospectus, including the risk factors set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with any risk factors discussed in this prospectus or any applicable prospectus supplement. You should also carefully consider all of the other information included or incorporated by reference in this prospectus. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations, prospects, and our ability to implement our investment strategy and to make or sustain distributions to our stockholders, which could result in a partial or complete loss of your investment in our common stock. Some statements in this prospectus constitute forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, the repayment of outstanding indebtedness, working capital and other general purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in a manner consistent with maintaining our qualification as a REIT.

If a prospectus supplement includes an offering by selling security holders, we will not receive any proceeds from such sales.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges for the periods shown (dollars in thousands):

	For Nine Months Ended September 30,	For Year Ended December 31,			From Inception (May 17, 2011) through December 31,
	2015	2014	2013	2012	2011
Ratio of earnings from continuing operations to fixed charges	2.0	1.7	1.6	1.6	(a	)
Ratio of earnings from continuing operations to combined fixed charges and preferred stock dividends	2.0	1.7	1.6	1.6	(a	)

(a)	The Company was formed on May 17, 2011. As a result, the financial data is limited to the period from inception through December 31, 2011 and earnings for this period were inadequate to cover fixed charges by $2.7 million.

DESCRIPTION OF COMMON STOCK

General

This prospectus describes the general terms of our common stock. For a more detailed description of our common stock, you should read the applicable provisions of the Maryland General Corporation Law (the “MGCL”) and our charter and bylaws. Copies of our charter and bylaws are filed with the SEC and are incorporated by reference as exhibits to the registration statement, of which this prospectus is a part. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Our charter authorizes us to issue up to 375,000,000 shares of common stock, $0.01 par value per share. Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we are authorized to issue. As of November 30, 2015, there were 126,858,765 shares of common stock issued and outstanding.

Under Maryland law, a stockholder generally is not liable for a corporation’s debts or obligations solely as a result of the stockholder’s status as a stockholder.

Terms

All shares of our common stock that may be offered and sold pursuant to the registration statement of which this prospectus forms a part will be duly authorized, fully paid and nonassessable. Subject to the restrictions on ownership and transfer of our stock discussed in the “Restrictions on Ownership and Transfer” section and the voting rights of holders of outstanding shares of any other class or series of our stock, holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors, and, except as provided with respect to any other class or series of our stock, the holders of shares of our common stock possess exclusive voting power. Directors are elected by a plurality of the votes cast at the meeting in which directors are being elected. The holders of our common stock do not have cumulative voting rights in the election of directors. This means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of our common stock are entitled to receive dividends as and when authorized by our Board of Directors and declared by us out of assets legally available for the payment of dividends. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any other class or series of our stock having liquidation preferences, if any, the holders of our common stock will be entitled to share ratably in our remaining assets legally available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to the common stock. Holders of our common stock generally have no appraisal rights. All shares of our common stock have equal dividend and liquidation rights. The rights, powers, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of our preferred stock or any other class or series of stock we may authorize and issue in the future and to the restrictions on ownership and transfer of our stock described below in the “Restrictions on Ownership and Transfer” section.

Under the MGCL, a Maryland corporation generally may not amend its charter, consolidate, merge, convert, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the company’s charter. As permitted by Maryland law, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter; although, for so long as the Stockholders Agreement, which is described under the caption “Corporate Governance Matters—Stockholders Agreement” in our 2015 proxy statement, which is incorporated by reference into this prospectus, remains in effect, certain amendments to our charter inconsistent with the rights of our primary stockholder, STORE Holding, under the Stockholders Agreement or our charter or bylaws also require STORE Holding’s consent. In addition, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Power to Increase or Decrease Authorized Shares of Common Stock, Reclassify Unissued Shares of Common Stock and Issue Additional Shares of Common Stock

Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of common stock or the number of shares of any class or series of stock that we are authorized to issue.

In addition, our charter authorizes our Board of Directors to classify and reclassify any unissued shares of our common stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to dividends or upon our liquidation, or have voting rights and other rights that differ from the rights of the common stock, and authorizes us to issue the newly classified shares. Before authorizing the issuance of shares of any new class or series, our Board of Directors must set, subject to the provisions in our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock. These actions may be taken without the approval of holders of our common stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded.

We believe that the power of our Board of Directors to approve amendments to our charter to increase or decrease the number of authorized shares of common stock, to authorize us to issue additional authorized but unissued shares of common stock and to classify or reclassify unissued shares of common stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Transfer Agent and Registrar

The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC, Brooklyn, New York.

Listing

Our common stock is listed on the NYSE under the symbol “STOR.”

DESCRIPTION OF PREFERRED STOCK

General

This prospectus describes the general terms of our preferred stock. For a more detailed description of our preferred stock, you should read the applicable provisions of the MGCL and our charter and bylaws. Copies of our charter and bylaws are filed with the SEC and are incorporated by reference as exhibits to the registration statement, of which this prospectus is a part. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

Under our charter, we are authorized to issue up to 125,000,000 shares of preferred stock, $0.01 par value per share, in one or more classes or series. Our Board of Directors may authorize the issuance of preferred stock in one or more classes or series and may determine, with respect to any such class or series, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption for each such class or series of stock. We currently have no shares of preferred stock outstanding.

Terms

The prospectus supplement relating to any series of preferred stock that we may offer will contain the specific terms of the preferred stock. These terms may include the following:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	information with respect to book-entry procedures, if any; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

Power to Increase or Decrease Authorized Shares of Preferred Stock, Reclassify Unissued Shares of Preferred Stock and Issue Additional Shares of Preferred Stock

Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of preferred stock or the number of shares of any class or series of preferred stock that we are authorized to issue.

In addition, our charter authorizes our Board of Directors to classify and reclassify any unissued shares of our preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to dividends or upon our liquidation, or have voting rights and other rights that differ from the rights of the common stock, and authorizes us to issue the newly classified shares. Before authorizing the issuance of shares of any new class or series, our Board of Directors must set, subject to the provisions in our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock. These actions may be taken without the approval of holders of our stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded.

We believe that the power of our Board of Directors to approve amendments to our charter to increase or decrease the number of authorized shares of preferred stock, to authorize us to issue additional authorized but unissued shares of preferred stock and to classify or reclassify unissued shares of preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

DESCRIPTION OF DEBT SECURITIES

General

This prospectus describes certain general terms and provisions of debt securities that we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement, a pricing supplement or other offering materials. We will also indicate in the supplement or other offering materials whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities, and, unless otherwise specified in a supplement to this prospectus, the debt securities will be direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued pursuant to an indenture between the Company and a trustee, which will be named in the applicable supplement to this prospectus. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time following its execution. The form of the indentures has been filed as an exhibit to the registration statement of which this prospectus forms a part, and we urge you to read the indenture in its entirety.

The following summary describes selected provisions of the form of indenture. This summary does not describe every aspect of the debt securities or the indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including the terms defined in the indenture. This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities in the applicable prospectus supplement. Capitalized terms used in the following summary and not defined in this prospectus have the meanings specified in the applicable indenture.

Terms

The terms of each series of debt securities will be established by or pursuant to a resolution by our Board of Directors and set forth or determined in the manner provided in a resolution of such Board of Directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the applicable indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered will set forth the aggregate principal amount and other terms of the debt securities, including, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be sold;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we will have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and, if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of or premium, if any, and interest on the debt securities will be made;

•	if payments of the principal of or premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of the principal of or premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or set forth in the applicable indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the applicable indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or set forth in the applicable indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the applicable indenture as it applies to that series of debt securities, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the applicable indenture. Information on material federal income tax considerations and other special considerations applicable to any of these debt securities will be provided in the applicable prospectus supplement.

If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, then information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units will be provided in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (which is referred to as a “book-entry debt security”) or a certificate issued in definitive registered form (which is referred to as a “certificated debt security”), as set forth in the applicable prospectus supplement. Except in limited circumstances, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the applicable indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange may be required.

You may effect the transfer of certificated debt securities and the right to receive the principal of, or any premium or interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by the Company or the trustee of the certificate to the new holder or the issuance by the Company or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

Any restrictive covenants applicable to any issue of debt securities will be set forth in the applicable prospectus supplement.

No Protection In the Event of a Change of Control

Unless stated otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving person or the successor person (if anyone other than the Company) is a person that is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the applicable indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing;

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to the Company.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	a default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	a default in the payment of principal of any security of that series at its maturity;

•	a default in the deposit of any sinking fund payment, if, when and as due by the terms of the debt securities of that series, and the continuance of such default for a period of 60 days;

•	a default in the performance or breach of any other covenant or warranty by us in the applicable indenture (other than a covenant or warranty that has been included in the applicable indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the applicable indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Company; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the applicable indenture may constitute an event of default under certain other indebtedness of the Company or its subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series), and any premium and accrued and unpaid interest on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and any premium and accrued and unpaid interest on, all outstanding debt securities of the applicable series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default (other than the non-payment of accelerated principal, premium and interest, if any, with respect to debt securities of that series) have been cured or waived as provided in the applicable indenture. You are referred to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The applicable indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or trustee, or for any remedy under the applicable indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has (x) not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and (y) failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the applicable indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The applicable indenture will require us to, within 120 days after the end of our fiscal year, furnish to the trustee a statement as to compliance with the applicable indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and is known to a responsible officer of the trustee, then the trustee must mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The applicable indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

The Company and the trustee may modify and amend the applicable indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to evidence the succession of another person to us and the assumption by such successor person of the covenants of the Company in or pursuant to the applicable indenture and in the debt securities;

•	to secure or provide additional security for all or any debt securities of any series;

•	to add to the covenants of the Company for the benefit of the holders of all or any debt securities of any series or to surrender any right or power conferred upon the Company with regard to all or any debt securities of any series;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to make any change that does not materially adversely affect the rights of any holder;

•	to provide for the issuance of and establish the form, terms and conditions of debt securities of any series, as permitted by the applicable indenture;

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act;

•	to amend the provisions of the applicable indenture relating to the transfer and legending of debt securities; provided, however, that (i) compliance with the applicable indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any applicable securities law; and (ii) such amendment does not materially and adversely affect the rights of holders to transfer debt securities, except as required by law;

•	to add any additional Events of Default for the benefit of the holders of all or any debt securities of any series;

•	to add to, change or eliminate any provision of the applicable indenture in respect of all or any debt securities of any series, provided that such addition, change or elimination shall either (A) (i) not apply to any debt security of any series that was created prior to the execution and delivery of such supplemental indenture; and (ii) not modify the rights of the holder of any such debt security with respect to such provision; or (B) become effective only when there is no debt security outstanding;

•	to conform the text of the applicable indenture or any debt securities of any series to the description of the applicable indenture, such debt securities contained in this prospectus and the applicable prospectus supplement, provided that such supplemental indenture shall apply only to such debt securities; or

•	in the case of any debt securities that, by their terms, may be converted into securities or other property (other than debt securities of the same series and of like tenor), to (A) make provisions with respect to adjustments to the applicable conversion rate of such debt securities as required or permitted by the applicable indenture and the terms of such debt securities; or (B) permit or facilitate the issuance, payment or conversion of such debt securities.

Except to the extent the terms of a series of debt securities otherwise provide with respect to any of such debt securities, we may also modify and amend the applicable indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, no waiver or amendment may be made without the consent of the holders of each affected debt security then outstanding if that waiver or amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium, if any, on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any premium or interest on, any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the applicable indenture relating to, among other things, (i) the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, debt securities and to institute suit for the enforcement of any such payment; (ii) waivers of past defaults; and (iii) amendments and waivers that require the consent of each affected holder;

•	waive a redemption payment with respect to any debt security;

•	make any change in the ranking or priority of any debt security that would adversely affect the holders of such debt security; or

•	in the case of any debt security that provides that the holder thereof may require us to repurchase or convert such debt security, impair such holder’s right to require such repurchase or effect such conversion of such Security in accordance with the applicable Indenture and the terms of such debt security.

Except in certain circumstances, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive compliance by us of debt securities of that series with provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the applicable indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series. The holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The applicable indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we will be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities of any series on the 91st day after the date of the deposit referred to below, and the provisions of the applicable indenture, as it relates to such outstanding debt securities of such series, will no longer be in effect, except as to certain specified rights, powers, immunities and provisions. In order to effect such legal defeasance, the following conditions, among others, must be satisfied:

•	subject to certain rights of the Company, the Company must deposit, or cause to be irrevocably deposited, with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of all the debt securities of that series on the stated maturity of those payments in accordance with the terms of the applicable indenture and those debt securities; and

•	such deposit will not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound; and

•	no default or Event of Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date; and

•	we must deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the applicable indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The applicable indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the applicable indenture, as well as any additional covenants which may be described in the applicable prospectus supplement; and

•	any omission to comply with those covenants, or with certain other Events of Default, will not constitute a default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include the following, among others:

•

subject to certain rights of the Company, the Company must deposit, or cause to be irrevocably deposited, with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank, to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of all the debt securities of that series on the stated maturity of those payments in accordance with the terms of the applicable indenture and those debt securities; and

•	we must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities, and the debt securities of that series are declared due and payable immediately following an acceleration after the occurrence of any Event of Default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of such acceleration. However, we shall remain liable for those payments.

DESCRIPTION OF DEPOSITARY SHARES

The following description of shares represented by depositary shares sets forth certain general terms and provisions of deposit agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the relevant form of deposit agreement and relevant form of depositary receipts, which are or will be filed with the SEC.

General

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement relating to such series of depositary shares.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date under the terms specified in the deposit agreement and the applicable prospectus supplement.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to holders of depositary shares.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts will be entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record holders of depositary shares relating to that series of preferred stock. Each holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of depositary shares relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Unless otherwise specified in the deposit agreement and the applicable prospectus supplement, holders of depositary shares will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant holders of depositary shares all of our reports and communications that we are required to furnish to preferred stockholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. Our obligations and the obligations of each depositary under any deposit agreement will be limited to performing their duties in good faith and without negligence (in the case of any action or inaction in voting preferred stock represented by depositary shares), gross negligence or willful misconduct, and the Company and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF PURCHASE CONTRACTS

The following description sets forth certain general terms and provisions of the purchase contracts that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any purchase contract that we may offer and the related agreements will be described in the prospectus supplement relating to those purchase contracts. For more information, you should review the relevant form of purchase contract and the relevant form of pledge agreement for purchase contracts, if any, which are or will be filed with the SEC.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of the units that we may offer from time to time. This summary does contain all of the information that you may find useful. The particular terms of any of the units that we may offer and the related agreements will be described in the prospectus supplement relating to those units. For more information, you should review the relevant form of unit agreement and relevant form of unit certificate, if any, which are or will be filed with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

DESCRIPTION OF WARRANTS

The following description sets forth certain general terms and provisions of the warrants that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the warrants that we may offer and the related agreements will be described in the prospectus supplement relating to those warrants. For more information, you should review the relevant form of warrant agreement and the relevant form of warrant certificate, if any, which are or will be filed with the SEC.

We may issue warrants to purchase our securities or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	our securities or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a REIT for U.S. federal income tax purposes, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended (the “Code”), to include certain entities such as private foundations) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock that are intended to, among other purposes, assist us in complying with these requirements and qualifying as a REIT. Subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or by number of shares, whichever is more restrictive) of our outstanding common stock or 9.8% in value of our outstanding stock. We refer to these restrictions, collectively, as the “ownership limit.” Our Board of Directors has granted an exemption from the ownership limit to STORE Holding.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding common stock or 9.8% of our outstanding stock, or the acquisition of an interest in an entity that owns our stock, could, nevertheless, cause the acquiror or another individual or entity to own our stock in excess of the ownership limit.

Our Board of Directors may, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, waive the ownership limit and may establish a different limit on ownership, or an excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limit or creating an excepted holder limit, our Board of Directors may, but is not required to, require an opinion of counsel or a ruling from the

Internal Revenue Service satisfactory to our Board of Directors as it may deem necessary or advisable to determine or ensure our status as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting a waiver of the ownership limit or creating or modifying an excepted holder limit, or at any other time, our Board of Directors may increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in value of the shares of our stock then outstanding or we would otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person or entity whose percentage of ownership of our stock is in excess of the decreased ownership limit until the person or entity’s ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock will be subject to the decreased ownership limit.

Our charter also prohibits:

•	any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT;

•	any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons; and

•	any person from beneficially owning shares of our stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other restrictions on ownership and transfer of our stock, and any person who is the intended transferee of shares of our stock that are transferred to a trust for the benefit of one or more charitable beneficiaries described below, must give immediate written notice of such an event or, in the case of a proposed or attempted transfer, give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The provisions of our charter relating to the restrictions on ownership and transfer of our stock will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance is no longer required in order for us to qualify as a REIT.

Any attempted transfer of our stock that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock that, if effective, would result in a violation of the ownership limit (or other limit established by our charter or our Board of Directors), our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT or as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code will cause the number of shares causing the violation (rounded up to the nearest whole share) to be transferred automatically to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the attempted transfer or other event that resulted in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer that, if effective, would have resulted in a violation of the ownership limit (or other limit established by our charter or our Board of Directors), our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT or as a “domestically controlled qualified investment entity,” will be null and void.

Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to dividends and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a proposed transferee before our discovery that the shares have been transferred to the trust and to recast the vote in the sole discretion of the trustee. However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

Within 20 days of receiving notice from us of a transfer of shares to the trust, the trustee must sell the shares to a person that would be permitted to own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock in our charter. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the proposed transferee an amount equal to the lesser of:

•	the price paid by the proposed transferee for the shares (or, if the proposed transferee did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the market price of the shares on the day of the event that resulted in the transfer of such shares to the trust); and

•	the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares.

The trustee must distribute any remaining funds held by the trust with respect to the shares to the charitable beneficiary. If the shares are sold by the proposed transferee before we discover that they have been transferred to the trust, the shares will be deemed to have been sold on behalf of the trust and the proposed transferee must pay to the trustee, upon demand, the amount, if any, that the proposed transferee received in excess of the amount that the proposed transferee would have received had the shares been sold by the trustee.

Shares of our stock held in the trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift); and

•	the market price on the date we accept, or our designee accepts, such offer.

We may accept the offer until the trustee has otherwise sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee and distribute any dividends or other distributions held by the trustee with respect to the shares to the charitable beneficiary.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice stating the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner must, on request, disclose to us in writing such information as we may request in order to determine our status as a REIT or to comply, or determine our compliance, with the requirements of any governmental or taxing authority.

If our Board of Directors authorizes any of our shares to be represented by certificates, the certificates will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to the MGCL. See “Where You Can Find More Information.”

Election and Removal of Directors

Our charter and bylaws provide that the number of our directors may be established only by our Board of Directors but may not be fewer than the minimum number required under the MGCL, which is one, nor, unless our bylaws are amended, more than 15. For so long as the Stockholders Agreement remains in effect, our bylaws require that, in order for an individual to qualify to be nominated or to serve as a director of ours, the individual must have been nominated in accordance with the Stockholders Agreement, including the requirement that we must nominate a certain number of directors designated by STORE Holding from time to time described under the caption “Corporate Governance Matters—Stockholders Agreement” in our 2015 proxy statement, which is incorporated by reference into this prospectus. Also, as long as the Stockholders Agreement remains in effect, Requisite Investor Approval is required to amend our bylaws to eliminate these director qualifications, as described under the caption “Certain Relationships and Related Party Transactions” in our 2015 proxy statement. Requisite Investor Approval means, so long as our controlling stockholder holds at least 50% of the number of shares of our common stock it owned as of November 21, 2014, the approval of a majority of our Board of Directors, including at least one director designated by our controlling stockholder. Once our controlling stockholder holds less than 50% of the number of shares of our common stock it owned as of November 21, 2014, Requisite Investor Approval shall be determined by us or our Board of Directors in accordance with applicable law, our bylaws and our charter. There is no cumulative voting in the election of directors, and directors are elected by a plurality of all the votes cast in the election of directors.

We have elected by a provision of our charter to be subject to provisions of Maryland law requiring that, except as otherwise provided in the terms of any class or series of our stock, vacancies on our Board of Directors may be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and that any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Our charter provides that, subject to the rights of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause and by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors, except that, for so long as the Stockholders Agreement remains in effect, the removal of a STORE Holding director requires the consent of STORE Holding. However, if the number of STORE Holding directors exceeds the number of directors STORE Holding is entitled to designate pursuant to the Stockholders Agreement, STORE Holding is required to take all necessary action to cause the appropriate number of STORE Holding directors to offer to resign.

Amendment to Charter and Bylaws

Except as described herein and as provided in the MGCL, amendments to our charter must be advised by our Board of Directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter and our Board of Directors has the exclusive power to amend our bylaws. Certain amendments to the provisions of our charter and bylaws requiring STORE Holding’s consent to certain actions, or otherwise modifying STORE Holding’s rights under the Stockholders Agreement or our charter or bylaws (such as the requirement that, to be qualified to be nominated and to serve as a director, an individual must be nominated in accordance with the Stockholders Agreement) require Requisite Investor Approval. In addition, amendments to the provisions of our bylaws prohibiting our Board of Directors from revoking, altering or amending its resolution exempting any business combination from the “business combination” provisions of the MGCL or exempting any acquisition of our stock from the “control share” provisions of the MGCL without the approval of our stockholders must be approved by the affirmative vote of a majority of the votes cast on the matter by our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, and, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the corporation’s then outstanding voting stock.

A person is not an interested stockholder under the MGCL if the corporation’s board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and the interested stockholder generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MGCL permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our Board of Directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations involving us. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. Our bylaws provide that this resolution or any other resolution of our Board of Directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our Board of Directors may only adopt any resolution inconsistent with this resolution, with the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors.

Control Share Acquisitions

The MGCL provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain limitations and conditions, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority of the voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock, and this provision of our bylaws may not be amended without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•	a requirement that a vacancy on the board of directors be filled only by a vote of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that, effective at such time as we are able to make a Subtitle 8 election, which occurred in November 2014, vacancies on our Board of Directors may be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and that a director elected by the Board of Directors to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualified. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our Board of Directors or increase the vote required to remove a director without stockholder approval. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of these additional provisions of Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our Board of Directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, our chief executive officer, our president or our Board of Directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. We do not currently have a classified board and, subject to the right of STORE Holding to consent to the removal of any STORE Holding director, a director may be removed only for cause and by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors.

Special Meetings of Stockholders

Pursuant to our bylaws, our chairman, our chief executive officer, our president or our Board of Directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Corporate Opportunities

Our charter provides that, to the maximum extent permitted by Maryland law, each of our controlling stockholder, its affiliates, each of their representatives, and each of our directors or officers that is an affiliate or designee of our controlling stockholder or its affiliates has the right to, and has no duty (contractual or otherwise) not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as us, including those deemed to be competing with us, or (y) directly or indirectly do business with any of our clients, customers or suppliers. In the event that our controlling stockholder or any of its affiliates, or any of their representatives or designees acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us, our controlling stockholder, its affiliates and any of their representatives or designees shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to us or any of our affiliates and shall not be liable to us or any of our affiliates, subsidiaries, stockholders or other equity holders for breach of any duty (contractual or otherwise) by reason of the fact that our controlling stockholder or any of its affiliates, or any of their representatives or designees, directly or indirectly, pursues or acquires such opportunity for themselves, directs such opportunity to another person, or does not present such opportunity to us or any of our affiliates.

Advance Notice of Director Nomination and New Business

Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by any stockholder who was a stockholder of record at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date our proxy statement was released for the preceding year’s annual meeting.

Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our Board of Directors or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting and or later than the later of the close of business on the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our Board of Directors to be elected at the meeting.

A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

The restrictions on ownership and transfer of our stock discussed under the caption “Restrictions on Ownership and Transfer” prevent any person from acquiring more than 9.8% (in value or by number of shares, whichever is more restrictive) of our outstanding common stock or 9.8% in value of our outstanding stock without the approval of our Board of Directors. These provisions, as well as STORE Holding’s right to designate certain individuals whom we must nominate for election as directors, may delay, defer or prevent a change in control of us.

Further, our Board of Directors has the power to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we are authorized to issue, to classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly classified shares, and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. These actions may be taken without the approval of holders of our common stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded. We believe that the power of our Board of Directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.

Our charter and bylaws also provide that the number of directors may be established only by our Board of Directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “—Special Meetings of Stockholders” and “—Advance Notice of Director Nomination and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our Board of Directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our Board of Directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits us to include a provision in our charter limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and which is material to the cause of action. Our charter contains a provision that eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of us or any of our predecessors.

Indemnification Agreements

We entered into an indemnification agreement with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law as described under the caption “Certain Relationships and Related Party Transactions” in our 2015 proxy statement, which is incorporated by reference into this prospectus. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and to the acquisition, ownership and disposition of our common stock. Supplemental U.S. federal income tax considerations relevant to the ownership of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. The sections of the Code and the corresponding Treasury regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is based upon, and qualified in its entirety by, the Code, the Treasury regulations, rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. For purposes of this discussion, references to “STORE” “we,” “our,” and “us” mean only STORE Capital Corporation, and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies and REITs;

•	partnerships or other entities treated as partnerships for U.S. federal income tax purposes and trusts (and investors therein);

•	persons who, as nominees, hold our stock on behalf of other persons;

•	persons who receive Company stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding Company stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. expatriates and former citizens or long-term residents of the U.S.;

•	U.S. persons whose functional currency is not the U.S. dollar;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of the Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our initial taxable year ended December 31, 2011. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and to operate in this manner.

In connection with the filing of the registration statement of which this prospectus is a part, we have received an opinion of Kutak Rock LLP to the effect that commencing with our taxable year ended on December 31, 2011, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Kutak Rock LLP is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Kutak Rock LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued. Kutak Rock LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis through actual operating results, various qualification tests imposed under the Code regarding the composition of our assets and income, distribution levels, and diversity of stock ownership. No assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify” for any potential tax consequences if we fail to qualify as a REIT.

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and will not be subject to U.S. federal corporate income tax on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

Most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at preferential rates. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for the preferential rates and will be taxed at rates applicable to ordinary income. See “Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Net operating losses, foreign tax credits and other tax attributes of REITs generally do not pass through to our stockholders. See “Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference under some circumstances.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” below.

•

If we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “—Foreclosure Property” below.

•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit or refund for its proportionate share of the tax deemed to have been paid and an adjustment would be made to increase the basis of the stockholder’s basis in our stock.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•	If we should fail to satisfy the asset tests (other than certain de minimis failures) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a “taxable REIT subsidiary,” (“TRS”) (as described below) that do not reflect arms-length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such built-in gain (determined as of the date on which we acquired the assets) at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to recognize gain with respect to the disposition of the assets under the applicable Treasury regulations on its tax return for the year in which we acquire the asset from the C corporation. The IRS recently issued final Treasury regulations that exclude from the application of this built-in gains tax any gain from the sale of property we acquired in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code.

•	Our subsidiaries that are C corporations, including our TRS, generally will be required to pay federal corporate income tax on their earnings.

•	If we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for Sections 856-860 of the Code;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, actually or constructively, by five or fewer “individuals” (including certain specified tax-exempt entities); and

(7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. Moreover, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure. See “—Failure to Qualify.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income).

We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby have satisfied and will continue to satisfy this requirement.

The Code provides relief from violations of certain of the REIT requirements, in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including, in certain cases, the payment of a penalty tax that is based upon the magnitude of the violation. See “—Income Tests” and “—Asset Tests” below. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Ownership of Subsidiary Entities

Partnership Subsidiaries. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets based on our interest in partnership capital (subject to special rules relating to the 10% asset test described below), and to earn our proportionate share of the partnership’s income, for purposes of the gross income and asset tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS, that is directly or indirectly wholly owned by a REIT. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.” Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with any partnerships in which the Company may hold an equity interest, are sometimes referred to in this prospectus as “pass-through subsidiaries.”

We currently hold substantially all of our real estate assets through a series of pass-through entities, primarily through limited liability companies that we believe will be treated as disregarded entities for federal income tax purposes. In the future, we may hold investments through entities treated as partnerships for federal income tax purposes.

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our gross income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, except for certain activities relating to lodging and healthcare facilities, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated as prohibited transactions.

We currently own an interest in one TRS and may acquire securities in additional TRSs in the future. On September 16, 2011, we formed STORE Investment Corporation, a Delaware Corporation that is wholly owned by us. We have elected to treat STORE Investment Corporation as a TRS for U.S. federal income tax purposes.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” certain hedging transactions and certain foreign currency gains, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•	The amount of rent must not be based in any way on the net income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•	We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from a tenant that is a TRS, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by our other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

•	Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•	We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. An example of these services at our properties includes the provision of general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no income to provide customary services, or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above.

From time to time, we may enter into hedging transactions with respect to one or more of our liabilities. The term “hedging transaction” generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made. The hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as such as specified in the Code will not constitute gross income for purposes of the 75% or 95% gross income test, and therefore will be exempt from this test. To the extent that we do not properly identify such transactions as hedges, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances as such relief is subject to IRS discretion. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and certain mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% gross income test are subject to the additional asset tests described below.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of one or more TRSs) other than those securities includable in the 75% asset test.

Third, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership. If we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of particular securities other than real estate assets. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate, and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets at the end of the quarter for which the measurement is calculated, and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, limited liability companies or qualified REIT subsidiaries) acquire securities in the issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our

REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or any like-kind exchanges that are later determined to be taxable.

In addition, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the ten-year period following our acquisition of such asset.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a prohibited transaction, is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of a corporation at regular corporate rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property.

We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

As discussed in “—Income Tests” above, we and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable as regular corporate dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

As used in this prospectus, a “domestic stockholder” means a beneficial owner of our capital stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends-received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our domestic stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat a stockholder as having received, solely for tax purposes, its pro rata share of our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “Taxation of the Company—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Subject to the discussion below on additional Medicare tax on net investment income, long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of the Company—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of the Company Stock. If a domestic stockholder sells or disposes of shares of our capital stock, it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares of capital stock for tax purposes. This gain or loss will generally be long-term capital gain or loss if the stockholder has held the capital stock for more than one year at the time of such sale or disposition. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to preferential rates if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly.

Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Additional Medicare Tax on Unearned Income. Certain “high income” taxable domestic stockholders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on their “net investment” income. For individuals, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. Investors are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our stock.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is a beneficial owner of our capital stock that is neither a “domestic stockholder,” as defined above, nor an entity treated as a partnership for U.S. federal income tax purposes. Special rules may apply to certain non-U.S. holders, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and non-U.S. persons eligible for benefits under an applicable income tax treaty with the U.S. Such non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Ordinary Dividends. The portion of distributions received by a non-U.S. holder that is (1) payable out of our current and accumulated earnings and profits, (2) not attributable to gain from our sale or exchange of a U.S. real property interest (a “USRPI”), nor designated by us as a capital gain dividend and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by a tax treaty. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. To claim any entitlement to a lower treaty rate, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will not be subject to withholding but will be subject to federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income generally must be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax (or such lower rate as provided by an applicable tax treaty) in the case of a non-U.S. holder that is a corporation. To claim the exemption from withholding under the effectively connected income exemption, a non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the distribution is income effectively connected with the non-U.S. holder’s trade or business within the U.S..

Non-Dividend Distributions. Distributions that we make which are not dividends out of our earnings and profits generally will not be subject to U.S. income tax to the extent that such distributions do not exceed the non-U.S. holder’s adjusted basis in our capital stock, but will reduce the non-U.S. holder’s adjusted basis in such stock. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends as described above under ““—Taxation of Foreign Stockholders—Ordinary Dividends.” A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. Distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, and (b) the stockholder’s basis in its stock, will be taxed as gain from the sale or exchange of such stock, the tax treatment of which is described below under “—Taxation of Foreign Stockholders—Dispositions of the Company Stock.”.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests. Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the regular graduated rates applicable to U.S. holders, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% (or 20% to the extent provided in applicable Treasury regulations) of any distribution to non-U.S. holders attributable to gain from dispositions by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to gain from a disposition of a USRPI if we held an interest in the underlying asset solely as a creditor.

Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those attributable to dispositions of USRPIs, generally are not subject to U.S. federal income or withholding tax, unless

(1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.), in which case the non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, or (2) the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Any distribution that would otherwise have been subject to FIRPTA will not be so treated, and generally will not be treated as income that is effectively connected with a U.S. trade or business, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S. such as the NYSE, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date of the distribution. We anticipate that our common stock will be “regularly traded” on an established securities market.

Dispositions of the Company Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. federal income taxation. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT if less than 50% of its value is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we are, and expect that we will continue to be, a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, because our stock is (and, we expect, will continue to be) publicly traded, no assurance can be given that we are or will continue to be a domestically-controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock at any time during the one-year period ending on the date of the sale. We expect that our common stock will be regularly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treat), as adjusted for certain items, or (2) if the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

The U.S. federal taxation of non-U.S. holders is a highly complex matter that may be affected by many other considerations. Accordingly, non-U.S. holders should consult their tax advisors regarding the income and withholding tax considerations with respect to owning Company stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely held” test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning Company stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

Information Reporting Requirements and Withholding

Generally

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding (currently at a rate of 28%) with respect to distributions unless the holder: (i) is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A domestic stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or other Form W-8, if applicable), or if certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. holder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

FATCA Withholding

Sections 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), generally impose a withholding tax of 30% on payments of U.S. source dividend, interest or other fixed or determinable annual or periodic income and gross proceeds from the disposition of property of a type that can produce U.S.-source dividends or interest to certain foreign persons, whether as the beneficial owner or as an intermediary for the ultimate beneficial owner, including both (i) a “foreign financial institution” (as defined in the Code), unless such institution is “deemed compliant,” complies with the rules implementing an applicable intergovernmental agreement and/or enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (ii) a foreign entity that is not a financial institution in certain cases, unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally include any U.S. person who directly or indirectly owns more than 10% of the entity.

Under applicable Treasury regulations and administrative guidance, FATCA withholding generally applies to payments of dividends on our capital stock, and, beginning January 1, 2019, to payments of gross proceeds from the disposition of such stock. Certain countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that payments to foreign financial institutions or non-financial foreign entities in those countries will be subject to FATCA withholding, these agreements are expected to reduce the risk of the withholding for investors in those countries. If you hold our stock through a foreign account or intermediary, you are urged to consult your tax advisor regarding the implications of FATCA to you.

Proposed Legislation or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our holders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our stock.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We or any of the selling security holders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we or any of the selling security holders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short (including short sales “against the box”) and redeliver such shares to close out our short positions;

•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus or pledge to secure debt and other obligations.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, any of the selling security holders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchasers for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay commissions, discounts, or concessions to dealers for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the securities, other than our common stock, on any securities exchange or on an automated quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. The nature of these transactions, if any, will be described in the applicable prospectus supplement.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Certain legal and tax matters will be passed upon for us by Kutak Rock LLP, Denver, Colorado. Venable LLP, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law. Any underwriters will also be advised about legal matters by their own counsel, which counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of STORE Capital Corporation appearing in STORE Capital Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

14,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman, Sachs & Co.

Credit Suisse

Morgan Stanley

BMO Capital Markets

Citigroup

KeyBanc Capital Markets

Wells Fargo Securities

Baird

Cowen and Company

Ladenburg Thalmann

Raymond James

Stifel

SunTrust Robinson Humphrey